As Filed With the Securities and Exchange Commission on April 14, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-8

REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0328265
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

13900 Alton Parkway, Suite 122, Irvine, California 92618
(949) 595-7200
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Paul McCormick
Chief Executive Officer
Endologix, Inc.
13900 Alton Parkway, Suite 122, Irvine, California 92618
(949) 595-7200
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Lawrence B. Cohn
Stradling Yocca Carlson & Rauth,
A Professional Corporation
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of securities to be	Amount to be	Proposed maximum offering	Proposed maximum
registered	registered(1)(2)	price per share (3)	aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	200,000 shares	$5.54	$1,108,000	$140.38

(1)	Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant’s Employee Stock Purchase Plan.

(2)	Additional shares available for issuance under the Registrant’s Employee Stock Purchase Plan (the “Purchase Plan”). 200,000 shares of common stock available for issuance under the Purchase Plan were registered on a Registration Statement on Form S-8 on July 11, 1996 (Registration No. 333-07959) and an additional 200,000 shares available for issuance under the Purchase Plan were registered on a Registration Statement on Form S-8 on December 21, 2000 (Registration No. 333-52482).

(3)	The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low price reported by The Nasdaq National Market for the Registrant’s common stock on April 12, 2004, which was $5.54 per share.

2

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.2

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement relates to the Endologix, Inc. (the “Registrant”) Employee Stock Purchase Plan (the “Purchase Plan”).

     The Board of Directors adopted and the stockholders of the Registrant originally approved the Purchase Plan in May 1996. The Purchase Plan was amended by the Board of Directors in April 1997 and March 1998, of which the March 1998 amendment was approved by the Company’s stockholders. Initially, an aggregate of 200,000 shares of common stock were available for issuance under the Purchase Plan, and such 200,000 shares were registered on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 11, 1996 (Registration No. 333-07959). In March 2000, the Board of Directors approved an increase of 200,000 shares of common stock issuable under the Purchase Plan and on June 6, 2000, the stockholders approved such increase. Such 200,000 shares were registered on Form S-8 filed with the Commission on December 21, 2000 (Registration No. 333-52482). In May 2003, the Board of Directors approved an increase of 200,000 shares of common stock issuable under the Purchase Plan and on October 28, 2003, the stockholders approved such increase. This registration statement covers such increase of 200,000 shares of common stock issuable under the Purchase Plan, bringing the total number of shares authorized thereunder to 600,000.

Item 3. Incorporation of Documents by Reference.

     The Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-07959 and 333-52482), which have been filed by the Registrant with the Commission, are incorporated herein by reference.

Item 8. Exhibits.

     The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
4.1	Endologix, Inc. Employee Stock Purchase Plan, as amended to date.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on signature page to the Registration Statement).

3

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 14th day of April, 2004.

ENDOLOGIX, INC.

By:	/s/ Paul McCormick

Paul McCormick
Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned directors and officers of Endologix, Inc., do hereby constitute and appoint Paul McCormick and David M. Richards, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or ether of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul McCormick Paul McCormick	President, Chief Executive Officer and Director (Principal Executive Officer)	April 14, 2004

/s/ Franklin D. Brown Franklin D. Brown	Executive Chairman and Director	April 14, 2004

/s/ David M. Richards David M. Richards	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 14, 2004

Maurice Buchbinder, M.D.	Director

4

Signature	Title	Date
/s/ Roderick de Greef Roderick de Greef	Director	April 14, 2004

/s/ Edward M. Diethrich Edward M. Diethrich, M.D.	Director	April 14, 2004

/s/ Jeffrey F. O’Donnell Jeffrey F. O’Donnell	Director	April 14, 2004

/s/ Gregory D. Waller Gregory D. Waller	Director	April 14, 2004

5

EXHIBIT INDEX

Exhibit Number	Description
4.1	Endologix, Inc. Employee Stock Purchase Plan, as amended to date.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on signature page to the Registration Statement).